EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



     NAME                            JURISDICTION             OWNERSHIP
     -----------------------------  ---------------  ---------------------------
1.   Gaming & Entertainment           Australia                 100%
        Technology Pty Limited
2.   Gaming & Entertainment         United Kingdom              100%
        Limited
3.   G.E.T. (Holdings) Limited          Malta                   100%


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